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                                                                    Exhibit 23.5
                                                          Charles Webb & Company
                                                            211 Bradenton Avenue
                                                              Dublin, Ohio 43017

May 24, 1999

Mahaska Investment Company
222 First Avenue East
Oslenlooa, Iowa  52577
     Re:       Joint Proxy Statement of Mahaska Investment Company
                          and Midwest Bancshares, Inc.
        Registration Statement on Form S-4 of Mahaska Investment Company

Ladies and Gentlemen:

     We hereby consent to the use of our opinion letter dated February 2, 1999 to the Board of Directors of Mahaska Investment Company as Annex IV to the Joint Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    CHARLES WEBB & COMPANY,
                                    A Division of Keefe, Bruyette & Woods, Inc.

                                    By /s/ Patricia A. McJoynt
                                       ----------------------------------------
                                       Name: Patricia A. McJoynt
                                       Title: Executive Vice President


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